Exhibit 32(a)

Certification of Periodic Financial Report by
Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
and 18 U.S.C. § 1350

     I, Richard M. Kovacevich, Chairman, President and Chief Executive Officer of Wells Fargo & Company (the “Company”), certify that:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

RICHARD M. KOVACEVICH
Richard M. Kovacevich
Chairman, President and
Chief Executive Officer
Wells Fargo & Company
August 8, 2003

     A signed original of this written statement required by Section 906 has been provided to Wells Fargo & Company and will be retained by Wells Fargo & Company and furnished to the Securities and Exchange Commission or its staff upon request.